Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3ASR No. 333-182406) of Team Health Holdings, Inc.;

(2)	Registration Statement (Form S-3 No. 333-172369) of Team Health Holdings, Inc.;

(3)
Registration Statement (Form S-8 No. 333-167141) pertaining to the Team Health Holdings, Inc. 2010 Employee Stock Purchase Plan and Team Health Holdings, Inc. 2010 Nonqualified Stock Purchase Plan; and

(4)	Registration Statement (Form S-8 No. 333-163892) pertaining to the Team Health Holdings, Inc. 2009 Stock Incentive Plan

of our reports dated February 10, 2015, with respect to the consolidated financial statements and schedule of Team Health Holdings, Inc. and the effectiveness of internal control over financial reporting of Team Health Holdings, Inc. included in this Annual Report (Form 10-K) of Team Health Holdings, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Nashville, Tennessee
February 10, 2015